EXHIBIT 4.2

THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND SUCH SHARES MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.

DEBT RESOLVE, INC.

PREFERRED STOCK PURCHASE WARRANT NO. 2

THIS WARRANT, dated the 15th day of December 2014, is hereby irrevocably granted by DEBT RESOLVE, INC., a Delaware corporation having its principal executive offices at 1133 Westchester Avenue, Suite S-223, White Plains, New York 10604 (the “Company”), to LSH, LLC, a Delaware limited liability company, together with its successors and assigns (the “Holder”).

The Company is granting this Warrant to the Holder to purchase shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”).

This Warrant is being issued to the Holder in connection with the formation of Progress Advocates LLC, a Delaware limited liability company (“Progress Advocates”), pursuant to that certain Limited Liability Company Agreement of Progress Advocates LLC, dated as of October 21, 2014, by and among the Company, the Holder and Progress Advocates (the “Operating Agreement”), and the related Subscription Agreement, dated October 21, 2014, between Progress Advocates and the Holder (the “Subscription Agreement” and, together with the Operating Agreement, the “Related Agreements”). The Holder takes this Warrant subject to the terms and restrictions set forth in the Related Agreements and shall be entitled to certain rights and privileges as set forth in the Operating Agreement.

The Company does hereby certify and agree that, for good and valuable consideration (the existence, sufficiency and receipt of which hereby are acknowledged by the Company), the Holder is hereby entitled to purchase from the Company during the term set forth in Section 1 hereof, Five Hundred Thousand (500,000) duly authorized, validly issued, fully paid and non-assessable shares of Series A Preferred Stock, all upon the terms and provisions provided in this Warrant. The exercise price per share of Series A Preferred Stock for which this Warrant is exercisable shall be $0.50 per share (“Exercise Price”).

DEFINITIONS

As used in this Warrant, the following capitalized terms shall have the meanings respectively assigned to them below, which meanings shall be applicable equally to the singular and plural forms of the terms so defined. Capitalized terms used and not defined below shall have the meanings respectively assigned to them in this Warrant.

“Affiliate” shall have the meaning given such term in Rule 405 under the Securities Act.

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“Board of Directors” shall mean the then current members of the Board of Directors of the Company.

“Business Day” shall mean any day during which the Company is open for business in the State of New York, other than any Saturday, Sunday or legal holiday in the State of New York.

“Capital Stock” shall mean the total equity interest in the Company represented by all issued and outstanding shares of all classes of stock of the Company, and shall include equity interests resulting from any reorganization, reclassification of capital stock or recapitalization of the Company or any similar event.

“Capital Stock Equivalents” shall mean the number of shares of any class of stock of the Company issuable under all Rights and Convertible Securities for the acquisition of Capital Stock (without regard to whether such Rights and Convertible Securities are then exchangeable, exercisable or convertible in full, in part or at all).

“Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Common Stock” includes (a) the Company’s Common Stock, par value $0.001 per share, as authorized on the date hereof, (b) any other stock of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency), and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

“Conversion” means the conversion or exchange of any Convertible Security into or for Capital Stock of the Company.

“Conversion Price” shall have the meaning given such term in the Designation.

“Convertible Security” means any security that is convertible into or exchangeable for any shares of the Company’s or any Subsidiary’s capital stock or other equity interests in the Company or any Subsidiary.

“Current Conversion Quantity” means the number of shares of Common Stock into which the total number of Warrant Securities are then convertible.

“Designation” means the Certificate of Designations, Preferences and Other Rights and Qualifications of the Series A Preferred Stock, a copy of which has been provided to the Holder.

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“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exercise Price” shall mean $0.50 per share.

“Holder” means a registered owner of a Warrant.

“Person” means an individual, corporation, partnership, estate, limited liability company, association, cooperative, joint venture, trust, unincorporated organization, or a government or any agency, branch or political subdivision thereof.

“Rights” means options, subscriptions, calls, warrants (including, without limitation, this Warrant) and rights to acquire shares of Company’s Capital Stock or any Convertible Securities.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission (or of any other Federal agency then administering the Securities Act) thereunder, all as the same shall be in effect at the time.

“Subsidiary” or “Subsidiaries” means any Person more than fifty percent (50%) of the outstanding voting power of which shall at the time be owned by the Company or by one or more Subsidiaries, or any other Person more than fifty percent (50%) of the equity of which shall at the time be owned by the Company or by one or more Subsidiaries.

“Warrant” means this Preferred Stock Purchase Warrant and all Preferred Stock Purchase Warrants delivered in substitution, exchange or replacement therefor.

“Warrant Securities” shall mean the shares of Capital Stock purchasable or purchased from time to time under any Warrant or acquired upon any transfer of any such shares together with all additional securities received in payment of dividends or distributions on or splits of those securities or received as a result of the adjustments provided for in the Warrant.

1. Term of Warrant. The term of this Warrant commences as of the date hereof and shall expire at 5:00 p.m., Eastern time, on December 7, 2019 (the “Expiration Date”). In the event, however, that this Warrant would expire on a day that is not a Business Day, then the term of this Warrant automatically shall be extended to 5:00 p.m., Eastern time, on the next succeeding Business Day.

2. Exercise of Warrant.

(a) This Warrant may be exercised by the Holder at any time during the term hereof in whole at any time, or in part from time to time (but not for fractional shares), commencing upon the date that the milestone set forth in Section 2(b) below is satisfied, by presentation and surrender of this Warrant to the Company, together with the annexed Exercise Form duly completed and executed and either (i) a check payable to the order of the Company in an aggregate amount equal to the Exercise Price multiplied by the number of shares of Series A Preferred Stock being purchased (“Aggregate Exercise Price”) or (ii) a written notice to the Company that the Holder is exercising the Warrant (or a portion thereof) by authorizing the Company to withhold from issuance a number of shares of Series A Preferred Stock issuable upon such exercise of the Warrant which, when multiplied by the fair market value of the Series A Preferred Stock, is equal to the Aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Warrant). If the aggregate purchase price includes fractional cents, the aggregate purchase price shall be rounded up to the next higher cent. Upon the Company’s receipt of this Warrant, the completed and signed Exercise Form and the requisite payment, the Company shall issue and deliver (or cause to be delivered) to the exercising Holder stock certificates aggregating the number of shares of Series A Preferred Stock purchased. In the event of a partial exercise of this Warrant, the Company shall issue and deliver to the Holder a new Warrant at the same time such stock certificates are delivered, which new Warrant shall entitle the Holder to purchase the balance of the Exercise Quantity not purchased in that partial exercise and shall otherwise be upon the same terms and provisions as this Warrant.

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(b) The Warrant shall vest and become exercisable by the Holder commencing upon the date that Financial Options Group achieves a minimum of $1,000,000 in cumulative “operating income.” For purposes of determining Financial Options Group’s cumulative operating income as at any date shall mean an amount equal to Financial Options Group’s consolidated net income as determined by its Board of Managers based upon the unaudited financial statements of Financial Options Group for the period ending on the last day of the preceding month prepared in accordance with generally accepted accounting principles, but before deducting therefrom cash and noncash interest expense, depreciation, amortization, income taxes (based on net income) and extraordinary items including, without limitation, gains or losses arising from sales of assets.

Notwithstanding anything to the contrary contained herein, in the event the representations and warranties of the Holder under the Related Agreements shall fail to have been true and complete in all material respects as of the date of such agreements, any Warrant Securities not yet exercisable shall not become exercisable further and the Holder’s interest in any exercisable Warrant Securities shall be forfeited, and the Warrant shall be cancelled.

(c) In the event the Holder desires that any or all of the stock certificates to be issued upon the exercise hereof be registered in a name or names other than that of the Holder, the Holder must so request in writing at the time of exercise, and pay to the Company funds sufficient to pay all stock transfer taxes (if any) payable in connection with the transfer and delivery of such stock certificates and shall otherwise comply with the requirements of Section 3(f) below.

(d) Upon the due exercise by the Holder, whether in whole or in part, that Holder (or any other Person to whom a stock certificate is to be so issued) shall be deemed for all purposes to have become the holder of record of the shares of Series A Preferred Stock for which this Warrant has been so exercised, effective immediately prior to the close of business on the date this Warrant, the completed and signed Exercise Form and the requisite payment were duly delivered to the Company, irrespective of the date of actual delivery of certificates representing such shares of Series A Preferred Stock so issued.

(e) In no event shall the sum of the Aggregate Exercise Prices paid pursuant to exercises of this Warrant exceed the initial Exercise Price multiplied by the initial Exercise Quantity.

3. Warrant Register, Exchange, Transfer, Loss, Etc.

(a) The Company at all times shall maintain at its principal executive offices an open register for all Warrants, in which the Company shall record the name and address of each Person to whom a Warrant has been issued or transferred, the number of shares of Series A Preferred Stock or other securities purchasable thereunder and the corresponding purchase prices. This register shall be available for inspection during normal business hours by the Holder or that Holder’s duly authorized representative upon five (5) days prior notice to the Company.

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(b) This Warrant may be exchanged for two or more Warrants entitling the Holder thereof to purchase the same aggregate Exercise Quantity at the same Exercise Price per share and otherwise having the same terms and provisions as this Warrant. The Holder may request such an exchange by surrender of this Warrant to the Company, together with a written exchange request specifying the desired number of Warrants and allocation of the Exercise Quantity and Series A Preferred Stock purchasable under the existing Warrant. Within ten (10) Business Days after the Company’s receipt of this Warrant and such an exchange request, the Company will issue and deliver such new Warrants to that Holder in the amounts and with the allocation duly requested.

(c) This Warrant from time to time may be transferred, in whole or in part, by the Holder or any duly authorized representative of such Holder, to an Affiliate of the Holder or, upon the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), to a non-Affiliate of the Holder. A transfer shall only be registered with the Company upon submission to it of this Warrant, together with the annexed Assignment Form duly completed and executed, and an opinion of counsel as required by Section 3(f) below. Within ten (10) Business Days after the Company’s receipt of this Warrant and the Assignment Form so completed and executed, the Company will issue and deliver to the transferee a new Warrant representing the portion of the Exercise Quantity transferred at the same Exercise Price per share and otherwise having the same terms and provisions as this Warrant, which the Company will register in the new Holder’s name. In the event of a partial transfer of this Warrant, the Company shall concurrently issue and deliver to the transferring Holder a new Warrant that entitles the transferring Holder to purchase the balance of the Exercise Quantity not so transferred and that otherwise is upon the same terms and provisions as this Warrant. Upon the due delivery of this Warrant for transfer, the transferee shall be deemed for all purposes to have become the Holder of the new Warrant issued respecting the Exercise Quantity transferred, effective immediately prior to the close of business on the date of such delivery, irrespective of the date of actual delivery of the new Warrant representing the Exercise Quantity transferred.

(d) The Company may conclusively treat the Person registered as the Holder of this Warrant as the true, lawful and absolute owner and Holder of this Warrant for all purposes. However, if this Warrant has been duly endorsed in blank or to the Holder, the Company in its discretion may conclusively treat the actual Holder of this Warrant (if known to the Company and known to be the beneficial owner thereof, rather than a secured party in possession) as the true, lawful and absolute owner and Holder of this Warrant for all purposes, notwithstanding the fact that the Warrant may be registered in the name of another person. Any Holder waives and relinquishes its rights under this Warrant by such Holder’s endorsement (in blank or to another) and delivery of this Warrant. The Company shall not be bound by any notice or other communication asserting any change in ownership of this Warrant other than through a request to register a transfer in accordance with subsection (c) of this Section.

(e) In the event of the loss, theft or destruction of this Warrant, the Company shall execute and deliver an identical new Warrant to the Holder in substitution therefor upon the Company’s receipt of evidence reasonably satisfactory to the Company of such event (with the affidavit of an institutional Holder being sufficient evidence and such Holder’s written indemnity agreement with respect to such lost, stolen or destroyed Warrant). In the event of the mutilation of or other damage to this Warrant, the Company shall execute and deliver an identical new Warrant to the Holder in substitution therefor upon the Company’s receipt of the mutilated or damaged Warrant.

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(f) Each Holder acknowledges that this Warrant and any Warrant Securities to be acquired upon exercise hereof will be subject to the restriction that, unless a registration statement under the Securities Act is in effect in respect of such Warrant or Warrant Securities, such Holder may not sell or otherwise transfer or dispose of such Warrant or Warrant Securities or any interest therein unless such Holder shall first furnish to the Company an opinion of counsel in form and substance reasonably satisfactory to the Company and its counsel to the effect that registration thereof under the Securities Act is not required in connection with such proposed disposition; provided, however, that if such opinion of counsel reasonably acceptable to the Company to the effect that any transfer restriction legends on certificates representing the Warrant or Warrant Securities are no longer necessary, the Company shall issue new certificates without such restrictive legends in exchange for and replacement of the legended certificates.

(g) Except as expressly set forth herein, the Company shall pay all expenses in connection with, and all taxes (other than income taxes imposed upon the Holder) and other governmental charges that may be imposed with respect to, the issuance or delivery of Series A Preferred Stock upon exercise of this Warrant. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involving the issuance of any certificate for shares of Series A Preferred Stock issuable upon exercise of this Warrant in any name other than that of Holder and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the reasonable satisfaction of Company that no such tax or other charge is due.

4. Surrender of Warrant, Expenses, Etc.

(a) Whether in connection with the exercise, exchange, registration of transfer or replacement of the Warrant, surrender of this Warrant shall be made to the Company during normal business hours on a Business Day at the principal executive offices of the Company or to such other office or duly authorized agent of the Company as from time to time may be designated by the Company by written notice given to the Holder.

(b) The Company shall pay all costs and expenses incurred in connection with the exercise, registration, exchange, transfer or replacement of this Warrant (other than transfer taxes), including the costs of preparation, execution and delivery of Warrants and stock certificates, and shall pay all costs and expenses in connection with the transfer or replacement of this Warrant (other than transfer taxes), subject to any rights of indemnification in the event the Warrant and any replacements hereof is replaced due to loss, theft or destruction of this Warrant or any replacement hereof.

(c) Upon the surrender of this Warrant in connection with any exercise, exchange, transfer or replacement, this Warrant shall be promptly canceled by the Company.

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5. Company’s Consolidation or Merger. If at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivisions of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation, or (iii) a sale, transfer or lease of all or substantially all of the Company’s assets to another Person, then, as part of such reorganization, merger, consolidation, sale, transfer or lease, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, upon payment of the Exercise Price, the cash consideration and/or the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale, lease or transfer that a holder of the shares deliverable upon exercise of this Warrant (and/or conversion of the Warrant Securities) would have been entitled to receive in such reorganization, merger, consolidation, sale, lease or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale, lease or transfer.

6. Notice to Holders of Warrants.

In case at any time:

(i) the Company shall take any action which would cause an adjustment in the Current Conversion Quantity; or

(ii) there shall be any recapitalization, reorganization or reclassification of the Company’s Capital Stock (other than a decrease in par value or from par value to no par value of the Capital Stock), or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or any sale, transfer or lease of all or substantially all of the assets of the Company; or

(iii) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall give written notice to the Holders, not less than the greater of (i) ten (10) Business Days or (ii) the most number of Business Days that is practicable, before any record date or other date set for definitive action, of the date on which such action, recapitalization, reorganization, reclassification, sale, transfer, lease, consolidation, merger, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of any such action (to the extent such effect may be known at the date of such notice) on the Current Exercise Quantity and the kind and amount of the shares and other securities and property deliverable upon exercise of the Warrants. Such notice shall also specify the date as of which the holders of the Capital Stock of record shall be entitled to exchange their Capital Stock for securities or other property deliverable upon any such recapitalization, reorganization, reclassification, sale, transfer, lease, consolidation, merger, dissolution, liquidation or winding-up, as the case may be.

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7. Adjustments to Number of Shares Issuable Hereunder. The number of shares of Series A Preferred Stock called for on the face of this Warrant is the number of shares of Series A Preferred Stock which can be purchased under this Warrant at an exercise price of $0.50 per share. Without limiting any other provision of this Warrant, notwithstanding the number of shares of Series A Preferred Stock so called for on the face of this Warrant, the aggregate number of shares of Series A Preferred Stock that can be acquired upon an exercise of this Warrant in whole or in part may be adjusted from time to time pursuant to Section 5 hereof.

8. Rights and Obligations of the Warrant Holder, Etc. The Company and the Holders are entitled to the rights and are bound by the obligations set forth in the Agreement, all of which rights and obligations are hereby incorporated by reference herein. This Warrant shall not entitle its Holder to any rights of a stockholder in the Company (other than as provided in Section 2(d) of this Warrant). The rights of the Holder of this Warrant are limited to those rights expressly granted in this Warrant.

9. Restrictive Stock Legend. This Warrant and the Series A Preferred Stock issuable upon exercise of this Warrant have not been registered under federal and state securities laws. Accordingly, unless there is an effective registration statement and qualification respecting the Series A Preferred Stock under securities laws at the time of exercise of this Warrant, any certificate for Warrant Securities shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. SUCH SHARES MAY BE OFFERED, SOLD, OR TRANSFERRED ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.

10. Covenants of the Company. The Company covenants and agrees that from and after the date hereof and while any Warrant and/or Warrant Security remains outstanding, it will, and will cause each Subsidiary to, do the following:

(a) Preserve and maintain (except where the failure to preserve and maintain the existence of a Subsidiary would not materially adversely affect the condition, financial or otherwise, or operations of the Company and the Subsidiaries taken as a whole), its corporate or other existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified, and cause each subsidiary to qualify and remain qualified, as a foreign entity in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties and where the failure so to qualify would not have a material adverse effect upon the Company. Preserve and maintain all material licenses, franchises, registrations and other rights owned or possessed by it and necessary to the conduct of its business.

(b) Comply, in all material respects, with all applicable laws, rules, regulations and orders of any governmental authority, the noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

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(c) Upon and after the exercise of any Warrant, the Company shall at all times thereafter take such actions as are necessary to enable such former Holders to sell pursuant to Rule 144 under the Securities Act (as in effect from time to time) or any similar rule or regulation hereafter adopted by the Commission shares of Capital Stock issued upon such exercise.

The Company will continue to reserve while any Warrant remains outstanding, free of preemptive rights and other preferential rights, a sufficient number of its previously authorized but unissued shares of Series A Preferred Stock to satisfy the rights of exercise of the Warrants. The Corporation covenants and agrees that all shares of Series A Preferred Stock which may be issued upon the exercise of the rights represented by this Warrant shall, upon issuance, be fully paid and non-assessable and free from all taxes, liens and charges with respect to issuance.

11. Notices. Except as otherwise expressly provided in this Warrant, any notice, request, demand or other communication permitted or required to be given under this Warrant shall be in writing, shall be signed by the party giving it, shall be sent by one of the following means to the addressee at the address set forth below (or at such other address as shall be designated hereunder by notice to the other parties and persons receiving copies, effective upon actual receipt) and shall be deemed conclusively to have been given: (i) on the first Business Day following the day duly sent by facsimile or timely deposited with Federal Express (or other equivalent national overnight courier) or United States Express Mail, with the cost of transmission or delivery prepaid; (ii) on the third Business Day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (iii) when otherwise actually delivered to the addressee. The addresses of the parties are as follows:

(a) If to the Company, at the following address:

Debt Resolve, Inc.

1133 Westchester Avenue, Suite S-223

White Plains, New York 10604

Attn.: Mr. Stanley E. Freimuth

Chief Executive Officer

with a copy to:

Olshan Frome Wolosky LLP

Park Avenue Tower

65 East 55th Street

New York, New York 10022

Attn: Spencer G. Feldman, Esq.

Fax: (212) 451-2222

(b) If to the initial Holder, at the following address:

LSH, LLC

3100 Bristol, Suite 300

Costa Mesa, California 92629

Attn: Mr. Scott Smith

(c) If to any Holder other than the initial Holder, to the address in the register maintained pursuant to Section 3(a) herein.

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or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall, when mailed or faxed, respectively, be effective when deposited in the mails or delivered by facsimile, respectively, addressed aforesaid.

12. Enforcement. A Holder, in its sole discretion, may proceed to exercise or enforce any right, power, privilege, remedy or interest that the Holder may have under this Warrant or applicable law without notice except as otherwise expressly provided herein, without pursuing, exhausting or otherwise exercising or enforcing any other right, power, privilege, remedy or interest that the Holder may have against or in respect of the Company, or any other person or thing, and without regard to any act or omission of the Holder or any other person. The Holder may institute separate proceedings with respect to this Warrant and any Warrant Securities in such order and at such times as the Holder may elect in its sole and absolute discretion.

13. Severability. In the event that any term or provision of this Warrant shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by a governmental authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability (i) by or before that authority of the remaining terms and provisions of this Warrant, which shall be enforced as if the unenforceable terms or provisions were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Warrant.

14. Successors and Assigns. Whenever in this Agreement reference is made to any party, such reference shall be deemed to include the successors, permitted assigns, heirs and legal representatives of such party, and shall be binding upon any direct or indirect successor or assignee of the Company (whether by merger, consolidation, acquisition of substantially all of the Company’s assets or otherwise) and shall inure to the benefit of the successors and permitted assigns of the registered Holder, including successors and permitted assigns of Warrant Securities.

15. No Waiver By Action, Etc. Any waiver or consent respecting any term or provision of this Warrant shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of a party at any time or times to require performance of or to exercise its rights with respect to, any term or provision of this Warrant in no manner (except as otherwise expressly provided herein) shall affect its right at a later time to enforce any such provision. No notice to or demand on the Company in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. Any and all rights, powers, privileges, remedies and other interests of the Holder or other Holder hereof under this Warrant are cumulative and not alternatives, and they are in addition to and shall not limit (except as otherwise expressly provided herein) any other right, power, privilege, remedy or other interest of the Holder or such Holder under this Warrant, the other agreements or applicable law.

16. Waiver, Modification and Amendment. Each and every modification and amendment of this Warrant, and each and every waiver of and consent to any departure from any term or provision hereof (except as otherwise provided herein), shall be in writing and signed by (i) the Company and (ii) the then registered Holder.

17. Entire Agreement. This Warrant, together with the Designation, contain the entire agreement with respect to the Warrants and Warrant Securities and supersedes all other representations, warranties, agreements and understandings, oral or otherwise, between the parties hereto with respect to the matters contained herein and therein.

18. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS WARRANT SHALL BE DEEMED TO BE A CONTRACT MADE IN THE STATE OF NEW YORK, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS) AND THE UNITED STATES OF AMERICA. WITHOUT EXCLUDING ANY OTHER JURISDICTION, THE COMPANY AGREES THAT THE FEDERAL AND STATE COURTS LOCATED IN WESTCHESTER COUNTY, NEW YORK WILL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE (WHETHER A CLAIM IN TORT, CONTRACT, EQUITY, OR OTHERWISE) ARISING UNDER OR RELATING TO THIS WARRANT OR ANY RELATED MATTERS, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

19. Further Assurances. From and after the date of this Agreement, upon the request of the Holder, the Company and each Subsidiary shall execute and deliver such instruments, documents and other writings as may be necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Warrant.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized representative and its corporate seal to be impressed hereupon and attested to by its Secretary or an Assistant Secretary.

DEBT RESOLVE, INC.

By	/s/ Stanley E. Freimuth
Name:	Stanley E. Freimuth
Title:	Chief Executive Officer

ATTEST:

_________________________________

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PREFERRED STOCK PURCHASE WARRANT

EXERCISE FORM

(Cash Payment)

Debt Resolve, Inc.

1133 Westchester Avenue, Suite S-223

White Plains, New York 10604

Attention:

The undersigned Holder of the within Warrant hereby irrevocably elects to exercise the within Warrant to the extent of ______________ shares of Series A Convertible Preferred Stock, par value $0.001 per share, of Debt Resolve, Inc. The undersigned herewith encloses the Warrant and a check (payable to the order of Debt Resolve, Inc.) in the amount of $_____________ in payment of the purchase price thereof.

Dated:

(Name of Registered Holder -- Please Print)

By:
(Signature of Registered Holder or of Duly Authorized Signatory)
Name:
Title:

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PREFERRED STOCK PURCHASE WARRANT

EXERCISE FORM

(Cashless)

Debt Resolve, Inc.

1133 Westchester Avenue, Suite S-223

White Plains, New York 10604

Attention:

The undersigned Holder of the within Warrant hereby irrevocably elects to exercise the within Warrant to the extent of __________shares of Series A Convertible Preferred Stock, par value $0.001 per share, of Debt Resolve, Inc. (the “Company”). The undersigned authorizes the Company to withhold from issuance * shares of Series A Preferred Stock issuable upon this exercise of the Warrant in payment of the purchase price therefor. The undersigned recognizes that such withheld shares are no longer issuable under the Warrant.

Dated:

(Name of Registered Holder -- Please Print)

By:
(Signature of Registered Holder or of Duly Authorized Signatory)
Name:
Title:

* A number of shares which, when multiplied by the Market Price of the Series A Preferred Stock, is equal to the Aggregate Exercise Price.

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PREFERRED STOCK PURCHASE WARRANTASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned Holder of the within Warrant hereby sells, assigns and transfers unto the transferee whose name and address are set forth below all of the rights of the undersigned under the within Warrant (to the extent of the portion of the within Warrant being transferred hereby, which portion is ______________________

Name of Transferee: ____________________________________________________________

State of Organization (if applicable):________________________________________________

Federal Tax Identification or SocialSecurity Number: ____________________________________

Address: _____________________________________________________________________

If such portion of the Warrant being transferred shall not consist of all of the within Warrant, then the undersigned hereby requests that, as provided in the within Warrant, a new warrant of like tenor respecting the balance of the Exercise Quantity not being transferred pursuant hereto be issued in the name of and delivered to the undersigned. The undersigned does hereby irrevocably constitute and appoint ____________________________________________ attorney to register the foregoing transfer on the books of Debt Resolve, Inc. maintained for that purpose, with full power of substitution in the premises.

Dated:

(Name of Registered Holder -- Please Print)

By:
(Signature of Registered Holder or of Duly Authorized Signatory)
Name:
Title:

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SIGNATURE GUARANTEED:

(Name of Guarantor)

By:

Title:

NOTICE:

The name and signature of the Holder as contained in this Assignment Form must correspond exactly to the name as written upon the face of the within Warrant. The signature of the Holder must be guaranteed by a commercial bank or trust company in the United States or a member firm of the New York Stock Exchange.

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